Exhibit 99.2

Altairnano Assigns Renazorb™ and Renalan™ Patents
to Spectrum Pharmaceuticals

RENO, Nev. – August 6, 2009 – Altair Nanotechnologies, Inc. (Altairnano) (Nasdaq: ALTI), a leading provider of energy storage systems for clean, efficient power and energy management, today announced it has assigned ownership of all patent rights associated with Renazorb™ and Renalan™ to Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI). The patent assignment amends and restates an existing, limited licensing agreement for Renazorb™ and Renalan™ compounds to Spectrum Pharmaceuticals, which was announced in January 2005. Spectrum Pharmaceuticals will now have exclusive worldwide rights to Renazorb™, Renalan™, and any related compounds in any field of use.

Under terms of the agreement, Altairnano will receive $750,000 in Spectrum Pharmaceuticals restricted common stock. In addition to the royalty and other payments Altairnano was to receive under the prior license agreement Altairnano will now receive 10% of any fees Spectrum Pharmaceuticals may receive from the sublicensing of Renazorb™, Renalan™, and any related compounds.

Renazorb™ products were designed to support phosphate control in patients with Chronic Kidney Disease, hyperphosphatemia, and high phosphate levels in blood, associated with End Stage Renal Disease. The proprietary lanthanum nanomaterial technology was developed by Altairnano to support the company’s Life Sciences division. In Q1 2009, Altairnano announced its intent to reduce resources and the financial requirements necessary for supporting market applications associated with the company’s Life Sciences division.

“Altairnano is focused on designing, manufacturing, and selling power and energy management systems to the utility, transportation, and military sectors,” said Terry Copeland. “Today’s announcement reflects this commitment, while allowing Altairnano to recognize immediate value from research and patents associated with our former Life Sciences division.”

All patents associated with Renazorb™ and Renalan™ will be assigned to Spectrum Pharmaceuticals. Spectrum Pharmaceuticals will assume responsibility for ongoing maintenance and prosecution of the patents.

About Altair Nanotechnologies Inc.
Headquartered in Reno, Nevada with manufacturing in Anderson, Indiana, Altairnano is a leading provider of energy storage systems for clean, efficient power and energy management. Going beyond lithium ion, Altairnano's Lithium-Titanate based battery systems are among the highest performing and most scalable, with applications that include battery cells for military artillery, battery packs for hybrid vehicles and energy storage systems for large-scale stationary power services. For more information please visit Altairnano at www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that development of the advanced lithium ion-based batteries and related products described herein will not be completed for technical, political, strategic or other reasons; that any products developed will not perform as expected in future testing or real-world applications; and that even if full commercialization occurs, product sales may be limited and costs associated with production may exceed revenues. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K and Form 10-Q, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

ALTI Transfers Patent Rights to Spectrum Pharmaceuticals

For Additional Information:

Institutional Investors:
Brion D. Tanous
CleanTech IR, Inc.
310-541-6824
btanous@cleantech-ir.com

Individual Investors:
Marty Tullio
McCloud Communications, LLC
949.553.9748
marty@mccloudcommunications.com

Media Relations
Jeff Brunings
Director, Strategic Marketing
Altair Nanotechnologies, Inc.
775.856.2500
mediarelations@altairnano.com

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